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                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 24, 1999 (except with respect to the matter discussed in Note 11, as to which the date is May 12, 1999) included in Visual Edge Systems Inc.'s Form 10-KSB/A for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP


Miami, Florida
May 13, 1999